Exhibit 99.1

Pixelworks Reports Third Quarter 2023 Financial Results
Total Revenue Increased 18% Sequentially, Driven by Record Quarterly Mobile Revenue
Anticipates 25% Sequential Growth in Fourth Quarter at Midpoint
PORTLAND, Ore., November 7, 2023 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the third quarter ended September 30, 2023.
Third Quarter and Recent Highlights
•Total revenue increased 18% sequentially, in line with previously announced preliminary results
•Mobile revenue increased 20% sequentially and 37% year-over-year, reaching a record 52% of total revenue
•Home and Enterprise revenue increased 16% sequentially, reflecting seasonal upside in the projector market
•Hosted well attended inaugural Mobile Visual Computing Event in Shenzhen, China, highlighted by the unveiling of Pixelworks’ latest X7 Gen 2 mobile visual processor
•OPPO affiliate, realme, launched the realme GT5 smartphone with Pixelworks the X7 visual processor, featuring ultra-low latency MotionEngine®(MEMC), low power super-resolution and always-on HDR
•Xiaomi’s Redmi K60 Ultra and the OnePlus Ace2 Pro flagship smartphones were each formally launched incorporating both Pixelworks’ X7 visual processor and unique IRX Gaming Experience device certification
•Partnered with leading game developer NetEase to integrate Pixelworks' Rendering Accelerator SDK in the flagship mobile game, Revelation Mobile, enabling exceptional 120fps visual gaming experience
•Announced collaboration with Perfect World Games and the integration of Pixelworks' Rendering Accelerator SDK in Persona 5: The Phantom X (“P5X”), enhancing the game’s visual display and immersive experience
•Recognized with ‘Supplier of the Year’ award by Seiko Epson for Pixelworks’ reliable performance and timely fulfillment of order demand during the recent semiconductor and projector component supply shortages
“Consistent with our announced preliminary third quarter revenue, we delivered solid third quarter results driven by continued sequential growth and record revenue in our mobile business as well as seasonally stronger demand in the home and enterprise market,” stated Todd DeBonis, President and CEO of Pixelworks. “Concurrent with mobile growing to represent 52% of total revenue, our initial actions to pass through previously absorbed supplier costs more broadly across our end markets contributed to gross margin expanding by 260-basis points sequentially.

“During the quarter, we received very positive responses to our newly introduced IRX gaming experience branding and certification program. The launch of the first IRX-certified smartphone models was well received by the market, with demand for multiple phones exceeding customers’ expected unit volumes. We also continued to execute on our strategy to facilitate a cooperative mobile gaming ecosystem, and today we are engaged in ongoing collaborations with three of the top global gaming studios. More recently, we completed two notable milestones with the formal launch of our latest X7 Gen 2 visual processor as part of the first Pixelworks-hosted Mobile Visual Computing event. Unique to the X7 Gen 2 processor is the incorporation of our internally developed AI-based super resolution, which dramatically improves image rendering efficiency. The first customer smartphone featuring our newest mobile processor is scheduled to be launched early next year.
“Despite recently heightened macro uncertainty, including indications of weaker global demand and a slower ongoing recovery in China, we remain confident about near-term outlook for sustained mobile growth and overall margin expansion. Our current order backlog for mobile visual processors fully supports achieving continued double-digit sequential growth in mobile as well as year-over-year top-line growth in the fourth quarter.”
Third Quarter Fiscal 2023 Financial Results
Revenue in the third quarter of 2023 was $16.0 million, compared to $13.6 million in the second quarter of 2023 and $17.6 million in the third quarter of 2022. The sequential increase in quarterly revenue was driven by strong continued growth in Pixelworks’ mobile business as well as seasonally higher demand in the home and enterprise market. The year-over-year decline in third quarter revenue primarily reflected lower revenue contribution from the Company’s home and enterprise business, which was partly offset by strong growth and record revenue contribution in the mobile market.
On a GAAP basis, gross profit margin in the third quarter of 2023 was 42.9%, compared to 40.3% in the second quarter of 2023 and 50.1% in the third quarter of 2022. Third quarter 2023 GAAP operating expenses were $14.5 million, compared to $12.0 million in the second quarter of 2023 and $13.5 million in the year-ago quarter.
On a non-GAAP basis, third quarter 2023 gross profit margin was 43.1%, compared to 40.5% in the second quarter of 2023 and 49.8% in the year-ago quarter. Third quarter 2023 non-GAAP operating expenses were $13.3 million, compared to $10.7 million in the second quarter of 2023 and $12.2 million in the year-ago quarter.
For the third quarter of 2023, the Company recorded a GAAP net loss of $7.0 million, or ($0.12) per share, compared to a GAAP net loss of $6.0 million, or ($0.11) per share, in the second quarter of 2023, and a GAAP net loss of $4.5 million, or ($0.08) per share, in the year-ago quarter. Note, the Company refers to “net loss attributable to Pixelworks, Inc.” as “net loss”.
For the third quarter of 2023, the Company recorded a non-GAAP net loss of $5.7 million, or ($0.10) per share, compared to a non-GAAP net loss of $4.8 million, or ($0.09) per share, in the second quarter of 2023, and a non-GAAP net loss of $3.2 million, or ($0.06) per share, in the third quarter of 2022.
Adjusted EBITDA in the third quarter of 2023 was a negative $5.0 million, compared to a negative $4.0 million in the second quarter of 2023 and a negative $2.1 million in the year-ago quarter.
Cash and cash equivalents at the end of the third quarter of 2023 were $50.3 million, compared to $54.5 million at the end of the second quarter of 2023 and $57.6 million at the end of the third quarter of 2022.

Business Outlook
The Company’s current business outlook, including guidance for the fourth quarter of 2023, will be discussed as part of the scheduled conference call.
Conference Call Information
Pixelworks will host a conference call today, November 7, 2023, at 2:00 p.m. Pacific Time. To join the conference call via phone, participants are required to complete the following registration form to receive a dial-in number and dedicated PIN for accessing the conference call. Additionally, a live and archived audio webcast of the conference call will be accessible via the investors section of Pixelworks’ website at www.pixelworks.com.
About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks, MotionEngine and the Pixelworks logo are trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude amortization of acquired intangible assets and stock-based compensation expense which are required under GAAP as well as the tax effect of the non-GAAP adjustments and the impact of non-GAAP adjustments to redeemable non-controlling interest. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss attributable to Pixelworks Inc. before interest income and other, net, income tax provision (benefit), depreciation and amortization, as well as the specific items listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.

Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks website.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the market conditions for our products, particularly for the smartphone market, and about anticipated launch dates. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: the actual performance of the smartphone market throughout 2023 and into 2024; our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; and our limited financial resources; our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2022, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Revenue, net	$16,032	$13,605	$17,552	$39,603	$53,258
Cost of revenue (1)	9,150	8,121	8,756	22,870	26,351
Gross profit	6,882	5,484	8,796	16,733	26,907
Operating expenses:
Research and development (2)	8,752	6,507	8,445	23,925	24,126
Selling, general and administrative (3)	5,776	5,468	5,082	17,316	16,590
Total operating expenses	14,528	11,975	13,527	41,241	40,716
Loss from operations	(7,646)	(6,491)	(4,731)	(24,508)	(13,809)
Interest income and other, net	471	473	165	1,615	428
Loss before income taxes	(7,175)	(6,018)	(4,566)	(22,893)	(13,381)
Provision (benefit) for income taxes	158	126	(70)	318	245
Net loss	(7,333)	(6,144)	(4,496)	(23,211)	(13,626)
Less: Net (income) loss attributable to non-controlling interests and redeemable non-controlling interests	334	107	—	779	(470)
Net loss attributable to Pixelworks Inc.	$(6,999)	$(6,037)	$(4,496)	$(22,432)	$(14,096)
Net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.12)	$(0.11)	$(0.08)	$(0.40)	$(0.26)
Weighted average shares outstanding - basic and diluted	56,410	55,917	54,826	55,917	54,120
——————
(1) Includes:
Stock-based compensation	21	22	(47)	67	20
Amortization of acquired intangible assets	—	—	—	—	72
(2) Includes stock-based compensation	452	527	565	1,470	1,795
(3) Includes:
Stock-based compensation	779	710	776	2,140	2,223
Amortization of acquired intangible assets	—	—	—	—	18

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$6,882	$5,484	$8,796	$16,733	$26,907
Stock-based compensation	21	22	(47)	67	20
Amortization of acquired intangible assets	—	—	—	—	72
Total reconciling items included in gross profit	21	22	(47)	67	92
Non-GAAP gross profit	$6,903	$5,506	$8,749	$16,800	$26,999
Non-GAAP gross profit margin	43.1%	40.5%	49.8%	42.4%	50.7%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$14,528	$11,975	$13,527	$41,241	$40,716
Reconciling item included in research and development:
Stock-based compensation	452	527	565	1,470	1,795
Reconciling items included in selling, general and administrative:
Stock-based compensation	779	710	776	2,140	2,223
Amortization of acquired intangible assets	—	—	—	—	18
Total reconciling items included in operating expenses	1,231	1,237	1,341	3,610	4,036
Non-GAAP operating expenses	$13,297	$10,738	$12,186	$37,631	$36,680
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(6,999)	$(6,037)	$(4,496)	$(22,432)	$(14,096)
Reconciling items included in gross profit	21	22	(47)	67	92
Reconciling items included in operating expenses	1,231	1,237	1,341	3,610	4,036
Tax effect of non-GAAP adjustments	—	—	1	—	(3)
Non-GAAP net loss attributable to Pixelworks Inc.	$(5,747)	$(4,778)	$(3,201)	$(18,755)	$(9,971)

Non-GAAP net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.10)	$(0.09)	$(0.06)	$(0.34)	$(0.18)

Non-GAAP weighted average shares outstanding - basic and diluted	56,410	55,917	54,826	55,917	54,120

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2023		2023		2022		2023		2022
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(0.12)	$(0.12)	$(0.11)	$(0.11)	$(0.08)	$(0.08)	$(0.40)	$(0.40)	$(0.26)	$(0.26)
Reconciling items included in gross profit	—	—	—	—	—	—	—	—	—	—
Reconciling items included in operating expenses	0.02	0.02	0.02	0.02	0.02	0.02	0.06	0.06	0.07	0.07
Non-GAAP net loss attributable to Pixelworks Inc.	$(0.10)	$(0.10)	$(0.09)	$(0.09)	$(0.06)	$(0.06)	$(0.34)	$(0.34)	$(0.18)	$(0.18)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	42.9%	40.3%	50.1%	42.3%	50.5%
Stock-based compensation	0.1	0.2	(0.3)	0.2	—
Amortization of acquired intangible assets	—	—	—	—	0.1
Total reconciling items included in gross profit	0.1	0.2	(0.3)	0.2	0.2
Non-GAAP gross profit margin	43.1%	40.5%	49.8%	42.4%	50.7%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Reconciliation of GAAP net loss attributable to Pixelworks Inc. and adjusted EBITDA
GAAP net loss attributable to Pixelworks Inc.	$(6,999)	$(6,037)	$(4,496)	$(22,432)	$(14,096)
Stock-based compensation	1,252	1,259	1,294	3,677	4,038
Tax effect of non-GAAP adjustments	—	—	1	—	(3)
Amortization of acquired intangible assets	—	—	—	—	90
Non-GAAP net loss attributable to Pixelworks Inc.	$(5,747)	$(4,778)	$(3,201)	$(18,755)	$(9,971)
EBITDA adjustments:
Depreciation and amortization	$1,053	$1,077	$1,324	$3,211	$3,490
Non-GAAP interest income and other, net	(471)	(473)	(165)	(1,615)	(428)
Non-GAAP provision (benefit) for income taxes	158	126	(71)	318	248
Adjusted EBITDA	$(5,007)	$(4,048)	$(2,113)	$(16,841)	$(6,661)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$50,318	$56,821
Accounts receivable, net	10,165	10,047
Inventories	5,905	1,760
Prepaid expenses and other current assets	2,307	3,745
Total current assets	68,695	72,373
Property and equipment, net	6,562	4,632
Operating lease right of use assets	5,365	3,331
Other assets, net	2,145	3,580
Goodwill	18,407	18,407
Total assets	$101,174	$102,323
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,356	$3,143
Accrued liabilities and current portion of long-term liabilities	10,203	8,849
Current portion of income taxes payable	138	519
Total current liabilities	14,697	12,511
Long-term liabilities, net of current portion	1,645	1,005
Deposit liability	13,227	13,537
Operating lease liabilities, net of current portion	3,043	2,148
Income taxes payable, net of current portion	951	872
Total liabilities	33,563	30,073
Redeemable non-controlling interest	27,398	28,919
Total Pixelworks, Inc. shareholders’ equity	16,227	32,422
Non-controlling interest	23,986	10,909
Total shareholders' equity	40,213	43,331
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$101,174	$102,323

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com